FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT



                  This First Amendment to Asset Purchase Agreement is dated as of May 31, 1996 by and among EPISODE USA, INC., debtor and debtor in possession, a Delaware corporation ("Seller"), MOTHERS WORK, INC., a Delaware corporation ("Mothers Work"), and T3 ACQUISITION, INC. a Delaware corporation and wholly-owned subsidiary of Mothers Work ("T3").


                                   BACKGROUND


                  Seller, Mothers Work and T3 are parties to an Asset Purchase Agreement dated as of April 25, 1996 (the "Original Agreement") pursuant to which, subject to Bankruptcy Court approval, Seller agreed to sell to T3, and T3 agreed to buy from Seller, certain assets of Seller related to the operation of Seller's business of selling women's clothing under various trademarks, including Episode, Excursion and Episode Studio, in retail stores operated under the name "Episode". The parties now desire to amend the Original Agreement, inter alia, to provide that Seller will sell the Assets to Mothers Work rather than T3 and to include as part of the Inventory which will be sold by Seller to Mothers Work certain inventory located in Seller's warehouse. Capitalized terms used in this Amendment, and not otherwise defined, shall have the meanings ascribed to them in the Original Agreement.


                                   AGREEMENTS


                  The parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Mothers Work as Purchaser. The Original Agreement is hereby amended so that Mothers Work, rather than and in substitution for T3, shall purchase and accept delivery of the Assets from Seller pursuant to the terms of the Original Agreement. In furtherance thereof, wherever the term "Purchaser" is used in the Original Agreement other than in Section 6 thereof, such term shall be deemed from and after the date hereof to reference Mothers Work and not T3. Mothers Work expressly agrees to assume, be bound by and perform all of the obligations of Purchaser under the Original Agreement.

                  2. Additional Inventory. The parties have agreed that certain inventory which is currently located in Seller's warehouse or Seller's Orlando Florida store (the "Additional





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Inventory") shall constitute Inventory and shall be sold by Seller to Mothers
Work and acquired by Mothers Work from Seller, which Inventory is more particularly identified on Schedule 2 to this Amendment. Seller represents and warrants that all Additional Inventory constitutes current (spring/summer) season goods.

                  3. Coordinating Amendments. In conjunction with the designation of Mothers Work as Purchaser, the following amendments to the Original Agreement are hereby made:

                      (a) Schedule 8.5 is hereby amended in its entirety to read as Schedule 3(a) hereto to effect the substitution of Mothers Work for T3 as Licensee under said License Agreement.

                      (b) Section 8.7 relating to Mothers Work's Guarantees is hereby deleted as not required in light of Mothers Work's direct assumption of responsibility for performance and payment of all of the obligations to be guaranteed by the Guarantees, and the Guarantees shall terminate and be null and void effective with the execution of this Amendment.

                  4. Balance of Original Agreement. All other terms and conditions of the Original Agreement not specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed by the parties to the Original Agreement.

                  IN WITNESS WHEREOF, Seller, Mothers Work and T3 have caused this First Amendment to Asset Purchase Agreement to be executed by their respective authorized officers effective the day and year first above written.

                                       EPISODE USA, INC.



                                       BY: /s/ Lita Chow
                                          ----------------------------------

                                       MOTHERS WORK, INC.



                                       BY: /s/ Rebecca Matthias
                                          -----------------------------------

                                       T3 ACQUISITION, INC.



                                       BY: /s/ Rebecca Matthias
                                          ------------------------------------



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